Exhibit 99.2
Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Press Release

For Immediate Release

Numerex Reports Third Quarter 2009 Financial Results

Reaffirms 30%-40% Subscription Growth Guidance

ATLANTA, Ga. – November 5, 2009—Numerex Corp (NASDAQ:NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services,  today announced financial results for its third quarter ended September 30, 2009.

“Our strategy of streamlining the M2M deployment process for our customers is gaining traction evidenced by the strong growth in subscriptions and recurring service revenues,” said Stratton Nicolaides, chairman and chief executive officer. As a result of recent customer wins, forged carrier alliances, and the positive trends in our business, we provide the following fourth quarter and full year outlook:

•
We are re-affirming our guidance of achieving between 30% and 40% growth in our year-over-year digital subscription base, which translates to adding at least 69,000 subscriptions during the fourth quarter of 2009.

•	We anticipate total revenue for the fourth quarter of 2009 will range from $13.0 million to $13.5 million which includes service revenues of $8.2 million to $8.5 million.

•	We expect to achieve positive net income during the fourth quarter of 2009 excluding any unexpected extraordinary or non-recurring items.

Key financial metrics for the third quarter of 2009 include:

•
Subscriptions (recurring M2M network and application service connections) to our network and application platforms continue to increase at a robust pace with total subscriptions, excluding analog, reaching 843,000 at the end of the third quarter. This compares with 652,000 recorded at the end of the third quarter last year, reflecting a 29% growth rate. We added 44,000 net incremental subscriptions during the quarter.

•
Total consolidated revenues during the third quarter of 2009 were $11.6 million compared to $19.0 million during the same period last year.  The decrease was due to lower hardware revenues as the Company continues to de-emphasize hardware only sales.  Numerex’s total consolidated service revenues increased to $7.6 million in the third quarter of 2009 from $7.3 million in the same period last year.

•	Gross margin during the third quarter of 2009 was 44.2% compared to 35.2% during the same period last year. The improvement was primarily due to the growth of higher margin service revenues.

•
During the third quarter of 2009, adjusted EBITDA, excluding stock-based compensation expense and litigation related legal fees, was $0.8 million compared to $1.9 million during the same period last year.  The decrease was primarily due to the decline in lower margin hardware revenues. A reconciliation of GAAP to non-GAAP results has been provided in the financial tables included in the press release.

•
Numerex ended the quarter with $5.9 million in cash equivalents and $3.9 million in debt. Subsequent to the end of the quarter, the Company has retired all but $500,000 of its’ remaining structured debt by paying $1.5 million in cash and converting $2.047 million into 440,350 shares of Class A Common Stock. As a result, the Company’s net cash position and debt to equity ratio have improved.

                                                                                               -continued-

Specific accomplishments since our last results press release in early August this year include:

•
AT&T agreement extension to provide turnkey services for M2M enterprise markets. The expanded agreement gives Numerex the possibility to offer its M2M solutions to AT&T’s business customers as the carrier looks to drive its wireless capabilities into a wide variety of devices beyond traditional handsets for businesses,

•
Program expansion with the Federal Emergency Management Agency (FEMA) in partnership with QinetiQ, one of the world’s leading defense and security technology companies; which includes the following three revenue components:  a technology refresh which replaces all of the existing devices in the field with new hardware; a managed service component which will add to monthly recurring revenue; and a messaging component,

•
Wholesale data agreement with Sprint will allow Numerex to offer additional CDMA-based network capabilities to its customer base.  The agreement will build on Sprint’s recent formation of the Emerging Solutions business unit with a singular focus on accelerating the delivery of M2M and mobile computing solutions to businesses and consumers.

For the quarter ended September 30, 2009, Numerex reported consolidated revenue of $11.6 million compared to $19.0 million in the third quarter of 2008.  During the quarter, the Company reported service revenues of $7.6 million and hardware revenues of $4.0 million compared to $7.3 million in service revenues and $11.6 million in hardware revenues, respectively, during the same period last year.  The year-over-year decrease in hardware revenues was due primarily to the completion of the analog to digital transition and strategy to de-emphasize hardware only sales.

Gross margin for the three months ended September 30, 2009 was 44.2% compared to 35.2% during the same period last year.  The continuing increase in wireless service revenues drives an overall margin improvement since service revenues have a significantly higher gross margin than those achieved through the sale of hardware.

Total operating expenses were $5.5 million during the quarter ended September 30, 2009 compared to $6.2 million during the third quarter of 2008. Excluding litigation related legal fees and non-cash stock option compensation charges, selling, general and administrative expenses were 11% lower during the quarter compared to the same period last year, reflecting reductions in administrative headcount as well as related costs.

GAAP loss from operations and pre-tax net loss were $367,000 and $862,000, respectively, which included $290,000 as a result of the early extinguishment of debt compared to a GAAP income from operations of $528,000 and a pre-tax net income of $202,000 in the third quarter of 2008.  GAAP pre-tax basic/diluted loss per share was ($0.06) for the quarter ended September 30, 2009, compared with earnings per share of $0.01 in the same period last year.

For the quarter ended September 30, 2009, adjusted EBITDA, which excludes stock-based compensation expense and legal fees associated with litigation, was $0.8 million compared to $1.9 million in the same period last year. Non-GAAP basic/diluted loss per share was ($0.02) for the quarter ended September 30, 2009 compared to net income per share of $0.05 in the same period last year.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Numerex ended the third quarter of 2009 with cash and equivalents balance of $5.9 million compared to $10.0 million in the second quarter of 2009. The decrease in the cash balance was due primarily to debt repayment and an increase in inventory during the quarter.  Days sales outstanding (DSO) improved to 36 days from 40 days during the third quarter of 2009.

Mr. Nicolaides concluded, “The execution of our strategy is on track.  We are in a sound financial and technical position to take advantage of the growing and diverse M2M market needs.  We have built a robust sales pipeline, which we anticipate will lead to increased subscriptions and subsequent growth in recurring service revenues”.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 792-1873 or if outside the U.S., (904) 520-5760, to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world’s largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company’s offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex DNA™ offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST™ (Foundation Application Software Technology) platform. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. “Machines Trust Us™” represents the Company’s focus on M2M data security, service reliability, and round-the-clock support of its customers’ M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues;  the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2009	2008	Change	% Change	2009	2008	Change	% Change
Net sales:
Hardware	$3,977	$11,632	$(7,655)	-66%	$14,557	$35,745	$(21,188)	-59%
Service	7,572	7,345	227	3%	22,259	21,112	1,147	5%
Total net sales	11,549	18,977	(7,428)	-39%	36,816	56,857	(20,041)	-35%
Cost of hardware sales	3,449	9,663	(6,214)	-64%	12,611	30,838	(18,227)	-59%
Cost of services	2,995	2,634	361	14%	8,117	6,755	1,362	20%
Gross Profit	5,105	6,680	(1,575)	-24%	16,088	19,264	(3,176)	-16%
Selling, general, and administrative expenses	3,907	4,697	(790)	-17%	13,565	14,672	(1,107)	-8%
Research and development expenses	584	473	111	23%	1,743	1,488	255	17%
Bad Debt Expense	102	209	(107)	-51%	393	420	(27)	-6%
Depreciation and amortization	879	773	106	14%	2,516	2,289	227	10%
Operating earnings (loss)	(367)	528	(895)	-170%	(2,129)	395	(2,524)	-639%
Interest expense	(495)	(331)	(164)	50%	(1,184)	(1,141)	(43)	4%
Other income	-	5	(5)	-100%	1	2	(1)	-50%
Earnings (loss) before tax	(862)	202	(1,064)	-527%	(3,312)	(744)	(2,568)	345%
Provision (benefit) for income tax	31	125	(94)	-75%	96	(421)	517	-123%
Net earnings (loss)	$(893)	$77	$(970)	-1260%	$(3,408)	$(323)	$(3,085)	955%

Basic earnings (loss) per common share	$(0.06)	$0.01			$(0.24)	$(0.02)
Diluted earnings (loss) per common share	$(0.06)	$0.01			$(0.24)	$(0.02)
Number of shares used in per share calculation
Basic	14,360	13,742			14,228	13,735
Diluted	14,360	13,986			14,228	13,735

Exhibit 99.2

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Net Sales:	2009	2008	Change	2009	2008	Change
Wireless Data Communications
Hardware	$3,793	$10,235	$(6,442)	$14,075	$33,098	$(19,023)
Service	7,002	6,486	516	20,144	18,831	1,313
Sub-total	10,795	16,721	(5,926)	34,219	51,929	(17,710)
Digital Multimedia, Networking and Wireline Security
Hardware	184	1,397	(1,213)	482	2,647	(2,165)
Service	570	859	(289)	2,115	2,281	(166)
Sub-total	754	2,256	(1,502)	2,597	4,928	(2,331)
Total
Hardware	3,977	11,632	(7,655)	14,557	35,745	(21,188)
Service	7,572	7,345	227	22,259	21,112	1,147
Total net sales	11,549	18,977	(7,428)	36,816	56,857	(20,041)

Exhibit 99.2

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$3,977		$3,977	$14,557			$14,557
Service	7,572		7,572	22,259			22,259
Total net sales	11,549		11,549	36,816		36,816
Cost of hardware sales	3,449		3,449	12,611		12,611
Cost of services	2,995		2,995	8,117		8,117
Gross Profit	5,105	-	5,105	16,088	-	16,088
	44.2%		44.2%	43.7%		43.7%
Selling, general, and administrative expenses	3,907	(278)	3,629	13,565	(2,411)	11,154
Research and development expenses	584		584	1,743		1,743
Bad debt expense	102		102	393		393
Earnings (loss) before interest, depreciation and amortization	512	278	790	387	2,411	2,798
Depreciation and amortization	879	-	879	2,516	-	2,516
Operating earnings (loss)	(367)	278	(89)	(2,129)	2,411	282
Interest expense	(495)	290	(205)	(1,184)	290	(894)
Other income	-		-	1		1
Earnings (loss) before tax	(862)	568	(294)	(3,312)	2,701	(611)
Provision for income tax	31	-	31	96	-	96
Net earnings (loss)	$(893)	$568	$(325)	$(3,408)	$2,701	$(707)

Basic earnings (loss) per common share	$(0.06)		$(0.02)	$(0.24)		$(0.05)
Diluted earnings (loss) per common share	$(0.06)		$(0.02)	$(0.24)		$(0.05)
Number of shares used in per share calculation
Basic	14,360		14,360	14,228		14,228
Diluted	14,360		14,360	14,228		14,228

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated Statement of Operations exclude stock option expense,  legal fees associated with litigation and non-cash costs associated with debt extinguishment.

Exhibit 99.2

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$11,632		$11,632	$35,745		$35,745
Service	7,345		7,345	21,112		21,112
Total net sales	18,977		18,977	56,857		56,857
Cost of hardware sales	9,663		9,663	30,838		30,838
Cost of services	2,634		2,634	6,755		6,755
Gross Profit	6,680	-	6,680	19,264	-	19,264
	35.2%		35.2%	33.9%		33.9%
Selling, general, and administrative expenses	4,697	(600)	4,097	14,672	(1,715)	12,957
Research and development expenses	473		473	1,488		1,488
Bad debt expense	209		209	420		420
Earnings before interest, depreciation and amortization	1,301	600	1,901	2,684	1,715	4,399
Depreciation and amortization	773		773	2,289		2,289
Operating earnings (loss)	528	600	1,128	395	1,715	2,110
Interest expense	(331)		(331)	(1,141)		(1,141)
Other income	5		5	2		2
Earnings (loss) before tax	202	600	802	(744)	1,715	971
Provision (benefit) for income tax	125		125	(421)	546	125
Net earnings (loss)	$77	$600	$677	$(323)	$1,169	$846

Basic earnings (loss) per common share	$0.01		$0.05	$(0.02)		$0.06
Diluted earnings (loss) per common share	$0.01		$0.05	$(0.02)		$0.06
Number of shares used in per share calculation
Basic	13,742		13,742	13,735		13,735
Diluted	13,742		13,742	13,735		13,735

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated
Statement of Operations exclude stock option expense and legal fees associated with litigation.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,876	$8,917
Short term investments	-	-
Accounts receivable, less allowance for doubtful accounts of $393 at September 30, 2009 and $1,010 at December 31, 2008:	5,280	9,159
Inventory	7,034	8,506
Prepaid expenses and other current assets	1,683	1,508
Deferred tax asset current	-	-
TOTAL CURRENT ASSETS	19,873	28,090

Property and equipment, net	1,749	1,765
Goodwill, net	23,787	23,771
Other intangibles, net	5,161	5,796
Software, net	2,813	2,796
Other assets	189	288
Deferred tax asset long term	-	-
TOTAL ASSETS	$53,572	$62,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,653	$7,289
Other current liabilities	2,097	2,943
Note payable, current	3,072	2,568
Deferred revenues	1,765	1,134
Obligations under capital leases, current portion	23	29
TOTAL CURRENT LIABILITIES	12,610	13,963

LONG TERM LIABILITIES
Note payable	834	7,629
Obligations under capital leases and other long term liabilities	420	520
TOTAL LONG TERM LIABILITIES	1,254	8,149

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock – no par value; authorized 30,000,000; issued 15,856,090 shares at September 30, 2009 and 15,349,327 shares at December 31, 2008, outstanding 14,630,281 shares at September 30, 2009 and 14,163,518 shares at December 31, 2008	52,901	50,801
Additional paid-in-capital	5,361	4,587
Treasury stock, at cost, 1,225,809 shares on September 30, 2009 and 1,185,809 on December 31, 2008	(5,213)	(5,053)
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive loss	-	(8)
Retained deficit	(13,341)	(9,933)
TOTAL SHAREHOLDERS' EQUITY	39,708	40,394
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,572	$62,506

###